As filed with the Securities and Exchange Commission on October 21, 2010

Registration No. 333-168504

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HORIZON PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	27-2179987
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1033 Skokie Boulevard, Suite 355 Northbrook, Illinois 60062

(224) 383-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy P. Walbert

Chairman, President and Chief Executive Officer

Horizon Pharma, Inc.

1033 Skokie Boulevard, Suite 355 Northbrook, Illinois 60062

(224) 383-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynda Kay Chandler, Esq. Barbara L. Borden, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Cheston J. Larson, Esq. Divakar Gupta, Esq. Matthew T. Bush, Esq. Latham & Watkins LLP 12636 High Bluff Drive Suite 400 San Diego, California 92130 (858) 523-5400

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.0001 par value per share	$86,250,000	$6,149.63	(2)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Includes the offering price of shares that the underwriters have the option to purchase to cover overallotments, if any.
(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Horizon Pharma, Inc. has prepared this Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-168504) for the purpose of filing Exhibit 3.5 and re-filing Exhibits 10.7, 10.8, 10.10, 10.11, 10.12, 10.14, 10.16, 10.17, 10.19, 10.21, 10.25 and 10.26 to the Registration Statement and updating Item 16 of the Registration Statement and the Exhibit Index accordingly. This Amendment No. 3 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

Part II

Information not Required in Prospectus

Item 13. Other expenses of issuance and distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the listing fee for The NASDAQ Global Market.

Amount Paid or to be Paid
SEC registration fee		$6,150
FINRA filing fee		9,125
The NASDAQ Global Market listing fee		125,000
Blue sky qualification fees and expenses		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*	to be provided by amendment

Item 14. Indemnification of directors and officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and amended and restated bylaws, each of which will become effective upon the completion of this offering, provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of Horizon or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, or otherwise.

We have entered into an underwriting agreement which provides that the underwriters are obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit Document	Number
Form of Underwriting Agreement.	1.1
Form of Amended and Restated Certificate of Incorporation to be effective upon completion of this offering.	3.3
Form of Amended and Restated Bylaws to be effective upon completion of this offering.	3.5
Form of Indemnity Agreement.	10.1

Item 15. Recent sales of unregistered securities.

The following list sets forth information regarding all securities sold by us in the three years preceding the filing of this Registration Statement:

(1)	In December 2007, Horizon Pharma USA, Inc. entered into a loan and security agreement with Comerica Bank, or Comerica, and Hercules Technology Growth Capital, Inc., or Hercules, pursuant to which it issued warrants to purchase 38,959 shares of its Series C preferred stock, with an initial exercise price of $14.22 per share. In April 2010, in connection with our recapitalization, these warrants became exercisable for 51,813 shares of our Series A preferred stock at an exercise price of $10.692 per share. Upon completion of this offering, these warrants will become exercisable for 51,813 shares of common stock at an exercise price of $10.692 per share.

(2)	In July 2007, Horizon Pharma USA entered into a Series C Preferred Stock Purchase Agreement pursuant to which it issued and sold to accredited investors an aggregate of 2,109,706 shares of Series C preferred stock at a purchase price of $14.22 per share, for net proceeds of approximately $29.9 million. Of these 2,109,706 shares of Series C preferred stock issued, 17,580 shares were converted into Special preferred stock of Horizon Pharma USA in connection with the Series D financing described below. The remaining 2,092,126 shares of Series C preferred stock were converted into 2,782,448 shares of our Series A preferred stock, 555,080 shares of which are currently held in escrow, in connection with our recapitalization. Upon completion of this offering, those shares of Series A preferred stock will convert into an equal number of shares of our common stock. All of the 17,580 shares of Special preferred stock were converted into an equal number of shares of our common stock in connection with the recapitalization.

(3)	Between October 2008 and November 2009, Horizon Pharma USA sold $17.0 million in aggregate principal amount of convertible promissory notes, or the bridge notes, and issued warrants, or the bridge warrants, exercisable for shares of Horizon Pharma USA’s capital stock to accredited investors in four tranches. The bridge notes accrued interest at 8% per year and were convertible into shares of Horizon Pharma USA’s preferred stock in the event Horizon Pharma USA completed a preferred stock financing of at least $25.0 million, or convertible in the event of the sale of Horizon Pharma USA or in certain other circumstances. The bridge warrants were exercisable for a number of shares of capital stock of Horizon Pharma USA determined based on the number and type of shares into which the bridge notes were to be converted, with an initial exercise price of $5.201 per share. In connection with the Series D financing described below, the bridge notes converted into an aggregate of 3,440,463 shares of Series D preferred stock of Horizon Pharma USA and the bridge warrants became exercisable for an aggregate of 490,290 shares of Series D preferred stock of Horizon Pharma USA. These shares were converted into 3,440,463 shares of our Series A preferred stock, 686,349 shares of which are currently held in escrow, in connection with the recapitalization. In April 2010, in connection with our recapitalization, the bridge warrants became exercisable for 490,290 shares of our Series A preferred stock at an exercise price of $5.201 per share. Upon completion of this offering, these warrants will become exercisable for 490,290 shares of common stock at an exercise price of $10.692 per share.

(4)	In November 2008, as consideration for increasing the loan amount under the loan and security agreement with Comerica and Hercules, Horizon Pharma USA issued warrants to purchase shares of its Series C preferred stock, with an initial exercise price of $14.22 per share. In April 2010, in connection with our recapitalization, these warrants became exercisable for an aggregate of 10,363 shares of our Series A preferred stock at an exercise price of $10.692 per share. Upon completion of this offering, these warrants will become exercisable for 10,363 shares of common stock at an exercise price of $10.692 per share.

(5)	In December 2009, Horizon Pharma USA entered into a Series D Preferred Stock Purchase Agreement pursuant to which it issued and sold to accredited investors, in a series of closings between December 2009 and January 2010, an aggregate of 4,978,674 shares of Series D preferred stock at a purchase price of $5.201 per share, for net proceeds of approximately $25.8 million. Of these 4,978,674 shares of Series D preferred stock issued, 3,440,463 shares were issued pursuant to the conversion of the bridge notes. All of the 4,978,674 shares of Series D preferred stock were converted into an equal number of shares of our Series A preferred stock, 993,211 shares of which are currently held in escrow, in connection with our recapitalization. Upon completion of this offering, these shares will convert into 4,978,674 shares of common stock.

(6)

In April 2010, we completed our recapitalization and acquired Nitec Pharma AG, or Nitec (now Horizon Pharma AG), pursuant to a Share Exchange Agreement with Nitec, Horizon Pharma USA, Horizon MergerSub, Inc., the shareholders of Nitec and their representative and certain stockholders of Horizon Pharma USA and their representative. In connection with the Nitec acquisition, we issued an aggregate of 2,035,494 shares of our common stock and an aggregate of 11,211,413 shares of our Series A preferred stock to Nitec shareholders in exchange for all of the capital stock of Nitec. In connection with our recapitalization, we issued an aggregate of 1,503,089 shares of our common stock and an aggregate of 11,239,887 shares of our Series A preferred stock to Horizon Pharma USA stockholders upon conversion of all outstanding shares of capital stock of Horizon Pharma USA. Upon completion of this offering, these shares will represent 25,989,883 shares of common stock.

(7)	In April 2010, and concurrently with the recapitalization and Nitec acquisition, we entered into a Series B Preferred Stock and Subordinated Convertible Note Purchase Agreement pursuant to which we issued and sold to accredited investors, in a first closing, an aggregate of 2,510,040 shares of our Series B preferred stock at a purchase price of $7.968 per share, for aggregate consideration of approximately $20.0 million. Upon completion of this offering, these shares will convert into 2,510,040 shares of common stock.

(8)	In April 2010, we issued a warrant to Kreos Capital III (UK) Limited, or Kreos, to purchase 118,496 shares of our Series A preferred stock at an initial exercise price of $0.01 per share, pursuant to a loan facility Nitec originally entered into with Kreos and which was subsequently amended in connection with the recapitalization and Nitec acquisition. Upon completion of this offering, the warrant will become exercisable for an aggregate of 118,496 shares of our common stock at an exercise price equal to $0.01 per share.

(9)	In April 2010, in connection with a loan and security agreement we entered into with Silicon Valley Bank, Kreos, Horizon Pharma USA and Horizon Pharma AG, we issued a warrant to each of Silicon Valley Bank and Kreos to purchase 75,301 shares of our Series B preferred stock at an initial exercise price of $0.01 per share. Upon completion of this offering, the warrants will become exercisable for an aggregate of 150,602 shares of our common stock at an exercise price equal to $0.01 per share.

(10)	In July 2010, pursuant to the Series B Preferred Stock and Subordinated Convertible Note Purchase Agreement we issued $10.0 million in aggregate principal amount of convertible promissory notes, or the 2010 notes, to accredited investors. The 2010 notes accrue interest at 10% per year. In the event the 2010 notes are not converted into shares of our Series B preferred stock or new equity securities prior to the completion of this offering, then the 2010 notes may be converted into 1,271,520 shares of common stock upon completion of this offering at the lesser of (i) the price per share to the public of our common stock sold in this offering or (ii) $7.968.

(11)	From January 1, 2007 to June 30, 2010, we, along with Horizon Pharma USA, granted stock options under our 2005 Stock Plan to purchase 3,145,866 shares of common stock (net of expirations and cancellations) to our employees, directors and consultants, having exercise prices ranging from $2.19 to $12.14 per share. Of these, no options to purchase shares of common stock have been exercised through June 30, 2010.

The offers, sales and issuances of the securities described in paragraphs (1), (2), (3), (4), (5), (7), (8), (9) and (10) were deemed to be exempt from registration under the Securities Act in reliance on Rule 506 of Regulation D in that the issuance of securities to the accredited investors did not involve a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor under Rule 501 of Regulation D.

The offers, sales and issuances of the securities described in paragraph (6) were deemed to be exempt from registration under the Securities Act in reliance on Rule 506 of Regulation D in that the issuance of securities to the accredited investors did not involve a public offering and Regulation S in that the issuance of securities to non-U.S. persons were made pursuant to an offshore transaction, and no directed selling efforts were made in the United States. Each of the recipients of securities in these transactions was an accredited investor under Rule 501 of Regulation D who acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, or a non-U.S. person under Rule 902 of Regulation S. Appropriate legends were affixed to the securities issued in the transaction.

The offers, sales and issuances of the securities described in paragraph (11) were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were our employees, directors or bona fide consultants and received the securities under our 2005 Stock Plan. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about us.

Item 16. Exhibits and financial statement schedules.

(a) Exhibits.

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement.

2.1(1)	Share Exchange Agreement, dated April 1, 2010, among the Registrant, Nitec Pharma AG, Horizon Therapeutics, Inc., Horizon MergerSub, Inc., the shareholders of Nitec Pharma AG and their representative and certain stockholders of Horizon Therapeutics, Inc. and their representative.

3.1(1)	Amended and Restated Certificate of Incorporation, as currently in effect.

3.2(1)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as currently in effect.

3.3†	Form of Amended and Restated Certificate of Incorporation to be effective upon completion of this offering.

3.4(1)	Bylaws, as currently in effect.

3.5	Form of Amended and Restated Bylaws to be effective upon completion of this offering.

4.1†	Form of Common Stock Certificate.

4.2(1)	Form of Warrant issued by Registrant to bridge financing investors.

4.3(1)	Warrant issued by Registrant on December 18, 2007 to Comerica Bank.

4.4(1)	Warrant issued by Registrant on December 18, 2007 to Hercules Technology Growth Capital, Inc.

4.5(1)	Warrant issued by Registrant on November 21, 2008 to Comerica Bank.

4.6(1)	Warrant issued by Registrant on November 21, 2008 to Hercules Technology Growth Capital, Inc.

4.7(1)	Warrant issued by Registrant on April 1, 2010 to Kreos Capital III Limited.

4.8(1)	Warrant issued by Registrant on April 1, 2010 to Kreos Capital III Limited.

4.9(1)	Warrant issued by Registrant on April 1, 2010 to Silicon Valley Bank.

4.10(1)	Investors’ Rights Agreement, dated April 1, 2010, by and among the Registrant and certain of its stockholders.

5.1†	Opinion of Cooley LLP.

10.1(1)	Form of Indemnity Agreement.

10.2+(1)	2005 Stock Plan and Form of Stock Option Agreement thereunder.

10.3+†	2010 Equity Incentive Plan and Form of Stock Option Agreement thereunder.

10.4+†	2010 Employee Stock Purchase Plan and Form of Offering Document thereunder.

10.5(1)	Loan and Security Agreement, dated April 1, 2010, among the Registrant, Horizon Pharma AG, Kreos Capital III (UK) Limited and Silicon Valley Bank.

10.6(1)	Agreement for the Provision of a Loan Facility of up to Euro 7,500,000, dated August 15, 2008, by and between Horizon Pharma AG and Kreos Capital III (UK) Limited.

10.7	First Amendment to Agreement for the Provision of a Loan Facility of up to Euro 7,500,000, dated April 1, 2010, by and between Horizon Pharma AG and Kreos Capital III (UK) Limited.

10.8*	Development and License Agreement, dated August 20, 2004, by and among Horizon Pharma AG, Jagotec AG and SkyePharma AG.

10.9*(1)	Amendment to Development and License Agreement, dated August 3, 2007, by and among Horizon Pharma AG, Jagotec AG and SkyePharma AG.

10.10*	Manufacturing and Supply Agreement, dated August 3, 2007, by and between Horizon Pharma AG and Jagotec AG.

Exhibit Number	Description of Document
10.11*	Technology Transfer Agreement, dated August 2, 2004, by and among Horizon Pharma AG, Horizon Pharma GmbH and Merck KgaA.

10.12*	Transfer, License and Supply Agreement, dated December 19, 2006, by and among Horizon Pharma AG, Horizon Pharma GmbH and Merck Serono GmbH.

10.13*(1)	Amendment to Transfer, License and Supply Agreement, dated December 17, 2008, by and among Horizon Pharma AG, Horizon Pharma GmbH and Merck Serono GmbH.

10.14*	Transfer, License and Supply Agreement, dated March 26, 2009, by and among Horizon Pharma AG, Horizon Pharma GmbH and Merck GesmbH.

10.15+(1)	Form of Employee Proprietary Information and Inventions Agreement.

10.16*	Manufacturing and Supply Agreement, dated March 24, 2009, by and between Horizon Pharma AG and Mundipharma Medical Company.

10.17*	Exclusive Distribution Agreement, dated March 24, 2009, by and between Horizon Pharma AG and Mundipharma International Corporation Limited.

10.18(1)	Amendment to Exclusive Distribution Agreement, dated July 7, 2009 by and between Horizon Pharma AG and Mundipharma International Corporation Limited.

10.19*	Technical Transfer Agreement, dated November 9, 2009, by and between Horizon Pharma USA, Inc. and sanofi-aventis U.S. LLC.

10.20*(1)	Sublease, dated April 21, 2009, by and between Horizon Pharma USA, Inc. and Advanced Personnel, Inc., as amended.

10.21*	Lease Agreement, dated December 22, 2004, by and between Horizon Pharma GmbH and Alters- und Hinterbliebenen-Versorgungsstelle der Technischen Überwachungsvereine der VvaG, Essen FRG regarding Josef-Meyer-Str. 13-15, Mannheim FRG, and amendments thereto.

10.22+(1)	Amended and Restated Executive Employment Agreement, dated July 27, 2010, by and between Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Timothy P. Walbert.

10.23+(1)	Amended and Restated Executive Employment Agreement, dated July 27, 2010, by and between Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Robert J. De Vaere.

10.24+(1)	Amended and Restated Executive Employment Agreement, dated July 27, 2010, by and between Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Jeffrey W. Sherman, M.D. FACP.

10.25*	Packaging and Supply Agreement, dated September 29, 2008, by and between Horizon Pharma AG and Catalent Schorndorf GmbH.

10.26*	Master Services Agreement, dated September 11, 2008, by and between Horizon Pharma USA, Inc. and Pharmaceutics International, Inc.

10.27+(1)	Severance Benefit Plan.

10.28+†	Non-Employee Director Compensation Policy.

10.29*(1)	Sales Contract, dated July 1, 2010, by and between Horizon Pharma USA, Inc. and BASF Corporation.

21.1(1)	Subsidiaries of the Registrant.

23.1(1)	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2(1)	Consent of Ernst & Young Ltd, independent registered public accounting firm.

23.3	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1(1)	Power of Attorney.

24.2(1)	Power of Attorney.

†	To be filed by amendment.
+	Indicates management contract or compensatory plan.
*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
(1)	Previously filed.

(b) Financial statement schedule.

No financial statement schedules are provided because the information called for is not required or is shown either in the consolidated financial statements or notes.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, or the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 21st day of October, 2010.

HORIZON PHARMA, INC.

By:	/s/ TIMOTHY P. WALBERT
Timothy P. Walbert
Chief Executive Officer

Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY P. WALBERT Timothy P. Walbert	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 21, 2010

/s/ ROBERT J. DE VAERE Robert J. De Vaere	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 21, 2010

/s/ JEFFREY BIRD, M.D., PH.D.* Jeffrey Bird, M.D., Ph.D.	Director	October 21, 2010

/s/ HUBERT BIRNER, PH.D.* Hubert Birner, Ph.D.	Director	October 21, 2010

/s/ LOUIS C. BOCK* Louis C. Bock	Director	October 21, 2010

/s/ JEAN-FRANÇOIS FORMELA, M.D.* Jean-François Formela, M.D.	Director	October 21, 2010

/s/ JEFF HIMAWAN, PH.D.* Jeff Himawan, Ph.D.	Director	October 21, 2010

/s/ PETER JOHANN* Peter Johann, Ph.D.	Director	October 21, 2010

* Pursuant to Power of Attorney

BY:	/s/ TIMOTHY P. WALBERT
Timothy P. Walbert
Attorney-in-Fact

Exhibit Index

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement.

2.1(1)	Share Exchange Agreement, dated April 1, 2010, among the Registrant, Nitec Pharma AG, Horizon Therapeutics, Inc., Horizon MergerSub, Inc., the shareholders of Nitec Pharma AG and their representative and certain stockholders of Horizon Therapeutics, Inc. and their representative.

3.1(1)	Amended and Restated Certificate of Incorporation, as currently in effect.

3.2(1)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as currently in effect.

3.3†	Form of Amended and Restated Certificate of Incorporation to be effective upon completion of this offering.

3.4(1)	Bylaws, as currently in effect.

3.5	Form of Amended and Restated Bylaws to be effective upon completion of this offering.

4.1†	Form of Common Stock Certificate.

4.2(1)	Form of Warrant issued by Registrant to bridge financing investors.

4.3(1)	Warrant issued by Registrant on December 18, 2007 to Comerica Bank.

4.4(1)	Warrant issued by Registrant on December 18, 2007 to Hercules Technology Growth Capital, Inc.

4.5(1)	Warrant issued by Registrant on November 21, 2008 to Comerica Bank.

4.6(1)	Warrant issued by Registrant on November 21, 2008 to Hercules Technology Growth Capital, Inc.

4.7(1)	Warrant issued by Registrant on April 1, 2010 to Kreos Capital III Limited.

4.8(1)	Warrant issued by Registrant on April 1, 2010 to Kreos Capital III Limited.

4.9(1)	Warrant issued by Registrant on April 1, 2010 to Silicon Valley Bank.

4.10(1)	Investors’ Rights Agreement, dated April 1, 2010, by and among the Registrant and certain of its stockholders.

5.1†	Opinion of Cooley LLP.

10.1(1)	Form of Indemnity Agreement.

10.2+(1)	2005 Stock Plan and Form of Stock Option Agreement thereunder.

10.3+†	2010 Equity Incentive Plan and Form of Stock Option Agreement thereunder.

10.4+†	2010 Employee Stock Purchase Plan and Form of Offering Document thereunder.

10.5(1)	Loan and Security Agreement, dated April 1, 2010, among the Registrant, Horizon Pharma AG, Kreos Capital III (UK) Limited and Silicon Valley Bank.

10.6(1)	Agreement for the Provision of a Loan Facility of up to Euro 7,500,000, dated August 15, 2008, by and between Horizon Pharma AG and Kreos Capital III (UK) Limited.

10.7	First Amendment to Agreement for the Provision of a Loan Facility of up to Euro 7,500,000, dated April 1, 2010, by and between Horizon Pharma AG and Kreos Capital III (UK) Limited.

10.8*	Development and License Agreement, dated August 20, 2004, by and among Horizon Pharma AG, Jagotec AG and SkyePharma AG.

10.9*(1)	Amendment to Development and License Agreement, dated August 3, 2007, by and among Horizon Pharma AG, Jagotec AG and SkyePharma AG.

Exhibit Number	Description of Document

10.10*	Manufacturing and Supply Agreement, dated August 3, 2007, by and between Horizon Pharma AG and Jagotec AG.
10.11*	Technology Transfer Agreement, dated August 2, 2004, by and among Horizon Pharma AG, Horizon Pharma GmbH and Merck KgaA.

10.12*	Transfer, License and Supply Agreement, dated December 19, 2006, by and among Horizon Pharma AG, Horizon Pharma GmbH and Merck Serono GmbH.

10.13*(1)	Amendment to Transfer, License and Supply Agreement, dated December 17, 2008, by and among Horizon Pharma AG, Horizon Pharma GmbH and Merck Serono GmbH.

10.14*	Transfer, License and Supply Agreement, dated March 26, 2009, by and among Horizon Pharma AG, Horizon Pharma GmbH and Merck GesmbH.

10.15+(1)	Form of Employee Proprietary Information and Inventions Agreement.

10.16*	Manufacturing and Supply Agreement, dated March 24, 2009, by and between Horizon Pharma AG and Mundipharma Medical Company.

10.17*	Exclusive Distribution Agreement, dated March 24, 2009, by and between Horizon Pharma AG and Mundipharma International Corporation Limited.

10.18(1)	Amendment to Exclusive Distribution Agreement, dated July 7, 2009 by and between Horizon Pharma AG and Mundipharma International Corporation Limited.

10.19*	Technical Transfer Agreement, dated November 9, 2009, by and between Horizon Pharma USA, Inc. and sanofi-aventis U.S. LLC.

10.20*(1)	Sublease, dated April 21, 2009, by and between Horizon Pharma USA, Inc. and Advanced Personnel, Inc., as amended.

10.21*	Lease Agreement, dated December 22, 2004, by and between Horizon Pharma GmbH and Alters- und Hinterbliebenen-Versorgungsstelle der Technischen Überwachungsvereine der VvaG, Essen FRG regarding Josef-Meyer-Str. 13-15, Mannheim FRG, and amendments thereto.

10.22+(1)	Amended and Restated Executive Employment Agreement, dated July 27, 2010, by and between Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Timothy P. Walbert.

10.23+(1)	Amended and Restated Executive Employment Agreement, dated July 27, 2010, by and between Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Robert J. De Vaere.

10.24+(1)	Amended and Restated Executive Employment Agreement, dated July 27, 2010, by and between Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Jeffrey W. Sherman, M.D. FACP.

10.25*	Packaging and Supply Agreement, dated September 29, 2008, by and between Horizon Pharma AG and Catalent Schorndorf GmbH.

10.26*	Master Services Agreement, dated September 11, 2008, by and between Horizon Pharma USA, Inc. and Pharmaceutics International, Inc.

10.27+(1)	Severance Benefit Plan.

10.28+†	Non-Employee Director Compensation Policy.

10.29*(1)	Sales Contract, dated July 1, 2010, by and between Horizon Pharma USA, Inc. and BASF Corporation.

21.1(1)	Subsidiaries of the Registrant.

23.1(1)	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2(1)	Consent of Ernst & Young Ltd, independent registered public accounting firm.

23.3	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1(1)	Power of Attorney.

24.2(1)	Power of Attorney.

†	To be filed by amendment.
+	Indicates management contract or compensatory plan.
*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
(1)	Previously filed.